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                                    FORM OF
                       WARRANT FOR PURCHASE OF SHARES OF
                                COMMON STOCK OF

                               LSC, INCORPORATED

                                  JULY 15, 1998

         For value received, ____________________________, or its registered assigns (the "Holder"), is entitled to purchase from LSC, Incorporated, a Minnesota corporation (the "Company"), at any time on or before July 14, 2003, ______________________________ (________) fully paid and nonassessable shares of the Company's Common Stock, $.01 par value (such class of stock being hereinafter referred to as the "Common Stock" and such Common Stock as may be acquired upon exercise hereof being hereinafter referred to as the "Warrant Stock"), at the price of $3.20 per share ("Warrant Exercise Price").

         This Warrant is described in, and is subject to the terms and provisions of, the Bridge Loan Agreement, dated as of September 11, 1997, among the Company and the investors named therein (the "Agreement"). The provisions of the Agreement are incorporated herein by reference with the same force and effect as if fully set forth herein.

         This Warrant is subject to the following provisions, terms and conditions:

         1. The rights represented by this Warrant may be exercised by the Holder, in whole or in part (but not as to a fractional share of Common Stock), by written notice of exercise delivered to the Company accompanied by the surrender of this Warrant (properly endorsed if required) at the principal office of the Company and upon payment to it, by cash, certified check or bank draft, of the warrant exercise price for such shares. In addition, the Holder may elect to pay the full purchase price by receiving a number of shares of Common Stock computed using the following formula:

                  X = Y(A-B)
                      ------
                         A

Where:            X = the number of shares of Common Stock to be issued to the
                      Holder.

                  Y = the number of shares of Common Stock as to which this
                      Warrant is being exercised.

                  A = the Fair Market Value of one share of Common Stock.

                  B = Warrant Exercise Price.

         "Fair Market Value" means, with respect to the Company's Common Stock, as of any date:

                  (a) if the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the Nasdaq National Market, the reported closing price of the Common Stock on such exchange or by the Nasdaq National Market as of such date

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         (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade); or

                  (b) if the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the Nasdaq National Market, and bid and asked prices therefor in the over-the-counter market are reported by Nasdaq or National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and asked prices as of such date, as so reported by Nasdaq or, if not so reported thereon, as reported by National Quotation Bureau, Inc. (or such comparable reporting service); or

                  (c) if the Common Stock is not so listed or admitted to unlisted trading privileges, or reported on the Nasdaq National Market, and such bid and asked prices are not so reported by Nasdaq or National Quotation Bureau, Inc. (or any comparable reporting service), such price as the Company's Board of Directors determines in good faith in the exercise of its reasonable discretion.

         The Company agrees that the Warrant Stock so purchased shall be and are deemed to be issued as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such Warrant Stock as aforesaid. Certificates for the shares of Warrant Stock so purchased shall be delivered to the Holder within 15 days after the rights represented by this Warrant shall have been so exercised, and, unless this Warrant has expired, a new Warrant representing the number of Warrant Stock, if any, with respect to which this Warrant has not been exercised shall also be delivered to the Holder within such time. Notwithstanding the foregoing, however, the Company shall not be required to deliver any certificates for the Warrant Stock, except in accordance with the provisions and subject to the limitations of Section 5 below.

         2. The Company covenants and agrees that all shares of Warrant Stock that may be issued upon the exercise of this Warrant will, upon issuance, be duly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issuance thereof. The Company further covenants and agrees that until expiration of this Warrant, the Company will at all times have authorized, and reserved for the purpose of issuance or transfer upon exercise of this Warrant, a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

         3. The foregoing provisions are, however, subject to the following:

                  (a) The Warrant Exercise Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Warrant Exercise Price, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

                  (b) Except as provided in this Section 3, if and whenever the Company shall issue or sell any shares of its Common Stock for a consideration per share less than the


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         Warrant Exercise Price in effect at the time of such issuance or sale, then, forthwith upon such issue or sale, the Warrant Exercise Price shall be reduced to such lesser price.

                  (c) Notwithstanding any other provision of this Section 3, the Warrant Exercise Price shall not be adjusted in the case of issuance by the Company of (i) shares of Common Stock issued upon exercise or conversion of any warrants, options, convertible securities or other rights to acquire shares of Common Stock outstanding on the date hereof, (ii) options to purchase shares of Common Stock (including shares of Common Stock issued upon the exercise thereof) granted or to be granted pursuant to the Company's existing stock option plan, as such plan is in effect on the date hereof or as may be amended by the Board of Directors, (iii) shares of Common Stock or options or other rights to purchase shares of Common Stock (including shares of Common Stock issued upon the exercise thereof) issued under employee benefit plans that the Company may adopt in the future including, but not limited to, stock purchase plans, profit sharing plans, stock option plans and stock incentive plans, (iv) shares of Common Stock issued upon exercise of warrants issued under the Agreement, or (v) shares of Common Stock issued upon conversion of convertible promissory notes issued under the Agreement.

                  (d) No adjustment of the Warrant Exercise Price, however, shall be made in an amount less than 1.0% of the Warrant Exercise Price in effect on the date of such adjustment, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any such adjustment so carried forward, shall be an amount equal to or greater than 1.0% of the Warrant Exercise Price then in effect.

                  (e) For the purposes of this Section 3, the following provisions (i) to (iv), inclusive, shall also be applicable:

                              (i) In case at any time the Company shall grant
                  (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, (a) Common Stock or (b) any obligations or any shares of stock or other securities of the Company which are convertible into, or exchangeable for, Common Stock (any of such obligations or shares of stock or other securities being hereinafter called "Convertible Securities") whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (x) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of such rights or options, plus, in the case of such Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue of such Convertible Securities and upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or


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                  options) shall be less than the Warrant Exercise Price in
                  effect immediately prior to the time of the granting of such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such rights or options shall (as of the date of granting of such rights or options) be deemed to have been issued for such price per share. Except as provided in Section 3(h) below, no further adjustments of the Warrant Exercise Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                              (ii) In case the Company shall issue or sell
                  (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Warrant Exercise Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issued for such price per share, provided that (a) except as provided in Section 3(h) below, no further adjustments of the Warrant Exercise Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities, and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any rights to subscribe for or to purchase or any option to purchase any such Convertible Securities for which adjustments of the Warrant Exercise Price have been or are to be made pursuant to other provisions of this Section 3, no further adjustment of the Warrant Exercise Price shall be made by reason of such issue or sale.

                              (iii) In case any shares of Common Stock or
                  Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deducting therefrom any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company, without


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                  deducting therefrom any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be. In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any other corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Warrant Exercise Price, the determination of the number of shares of Common Stock issuable upon conversion immediately prior to such merger, conversion or sale, for purposes of
                  Section 3(i) below, shall be made after giving effect to such adjustment of the Warrant Exercise Price.

                              (iv) In case the Company shall take a record of
                  the holders of its Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock or in Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, or (b) to subscribe for or purchase Common Stock or Convertible Securities, then the date of such record shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such rights of subscription or purchase, as the case may be.

                  (f) In case the Company shall (i) declare a dividend upon the Common Stock payable in Common Stock (other than a dividend declared to effect a subdivision of the outstanding shares of Common Stock, as described in Section 3(g) below) or Convertible Securities, or in any rights or options to purchase any Common Stock or Convertible Securities, or (ii) declare any other dividend or make any other distribution upon the Common Stock payable otherwise than out of earnings or earned surplus, then thereafter the Holder upon the conversion hereof will be entitled to receive the number of shares of Common Stock issuable upon exercise of this Warrant, and, in addition and without payment therefor, each dividend described in clause (i) above and each dividend or distribution described in clause (ii) above which such holder would have received by way of dividends or distributions if continuously since the Holder became the record holder of this Warrant the Holder (x) had been the record holder of the number of shares of Common Stock then received, and (y) had retained all dividends or distributions in stock or securities (including Common Stock or Convertible Securities, or in any rights or


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         options to purchase any Common Stock or Convertible Securities) payable in respect of such Common Stock or in respect of any stock or securities paid as dividends or distributions and originating directly or indirectly from such Common Stock. For the purposes of the foregoing a dividend or distribution other than in cash shall be considered payable out of earnings or earned surplus only to the extent that such earnings or surplus are charged an amount equal to the fair value of such dividend or distribution as determined by the Board of Directors of the Company.

                  (g) In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination shall be proportionately increased.

                  (h) If (i) the purchase price provided for in any right or option referred to in clause (i) of Section 3(e), or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities referred to in clause (i) or clause
         (ii) of Section 3(e), or (iii) the rate at which any Convertible Securities referred to in clause (i) or clause (ii) of Section 3(e) are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), the Warrant Exercise Price then in effect hereunder shall forthwith be increased or decreased to such Warrant Exercise Price as would have obtained had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (b) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Warrant Exercise Price then in effect hereunder shall forthwith be increased to such Warrant Exercise Price as would have obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities. If the purchase price provided for in any right or option referred to in clause (i) of Section 3(e), or the rate at which any Convertible Securities referred to in clause
         (i) or clause (ii) of Section 3(e) are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Warrant Exercise Price then in effect hereunder shall forthwith be decreased to such Warrant Exercise Price as would have obtained had the adjustments made upon the issuance of such right, option or Convertible Security been made upon the


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         basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

                  (i) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Company immediately theretofore receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, plus all dividends unpaid and accumulated or accrued thereon to the date of such reorganization, reclassification, consolidation, merger or sale, and in any such case appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant Exercise Price and of the number of shares receivable upon the exercise of the this Warrant) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the Holder of this Warrant, at the last addresses of such holders appearing on the books of the Company, the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to receive.

                  (j) Upon any adjustment of the Warrant Exercise Price, then and in each case the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the Holder of this Warrant, which shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares receivable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based, and which notice shall be certified by a nationally recognized firm of independent auditors (which may be the Company's independent auditors).

                  (k) In case at any time:

                           (i) the Company shall declare any cash dividend on
                  its Common Stock;


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                              (ii) the Company shall pay any dividend payable in
                  stock upon its Common Stock or make any distribution (other than regular cash dividends) to the holders of its Common Stock;

                              (iii) the Company shall offer for subscription pro
                  rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                              (iv) there shall be any capital reorganization, or
                  reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sales of all or substantially all of its assets to, another corporation; or

                              (v) there shall be a voluntary or involuntary
                  dissolution, liquidation or winding up of the Company;

         then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the Holder at the addresses of such holders as shown on the books of the Company, of the date on which (a) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be. Such written notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Company's transfer books are closed in respect thereto.

                  (l) If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

                  (m) As used in this Section 3 the term "Common Stock" shall mean and include the Company's presently authorized Common Stock and shall also include any capital stock of any class of the Company hereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company; provided that the shares receivable pursuant to exercise of this Warrant shall include shares designated as Common Stock of the Company as of the date of issuance of this Warrant, or, in case of any reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section 3(i) above.


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                     (n) No fractional shares of Common Stock shall be issued
         upon conversion pursuant to this Section 3, but, instead of any fraction of a share which would otherwise be issuable, the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the Fair Market Value, as defined in
         Section 1, of one share of Common Stock as of the close of business on the day of conversion.

         4. This Warrant shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

         5. The Holder, by acceptance hereof, represents and warrants that (a) it is acquiring this Warrant for its own account for investment purposes only and not with a view to its resale or distribution and (b) it has no present intention to resell or otherwise dispose of all or any part of this Warrant. Other than pursuant to registration under federal and state securities laws or an exemption from such registration, the availability of which the Company shall determine in its sole discretion, (y) the Company will not accept the exercise of this Warrant or issue certificates for shares of Warrant Stock and (z) neither this Warrant nor any shares of Warrant Stock may be sold, pledged, assigned or otherwise disposed of (whether voluntarily or involuntarily). The Company may condition such issuance or sale, pledge, assignment or other disposition on the receipt from the party to whom this Warrant is to be so transferred or to whom Warrant Stock is to be issued or so transferred of any representations and agreements requested by the Company in order to permit such issuance or transfer to be made pursuant to exemptions from registration under federal and applicable state securities laws. Each certificate representing the Warrant (or any part thereof) and any shares of Warrant Stock shall be stamped with appropriate legends setting forth these restrictions on transferability. The Holder, by acceptance hereof, agrees to give written notice to the Company before exercising or transferring this Warrant or transferring any shares of Warrant Stock of the Holder's intention to do so, describing briefly the manner of any proposed exercise or transfer. Within thirty (30) days after receiving such written notice, the Company shall notify the Holder as to whether such exercise or transfer may be effected.

         6. This Warrant shall be transferable only on the books of the Company by the Holder in person, or by duly authorized attorney, on surrender of the Warrant, properly assigned.

         7. Neither this Warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer and to be dated as of the date set forth above.

                                       LSC, INCORPORATED

                                       By
                                         --------------------------------------
                                       Its
                                          -------------------------------------


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THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933 OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, ASSIGNED OR OTHERWISE DISPOSED OF, AND NO TRANSFER OF THE SECURITIES WILL BE MADE BY THE COMPANY OR ITS TRANSFER AGENT, IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.


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